EXHIBIT 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of April 2, 2021, by and among the parties signatories hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Common Stock of AFC Gamma, Inc. is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

JONATHAN KALIKOW

/s/ Jonathan Kalikow

N. RICHARD KALIKOW

/s/ N. Richard Kalikow

GAMMA LENDING HOLDCO, LLC
By: GAMMA LENDING OPPORTUNITIES LP, its Managing Member

By:	/s/ Jonathan Kalikow
Name:	Jonathan Kalikow
Title:	Authorized Signer

GAMMA LENDING OPPORTUNITIES LP
By: GRE LENDING OPPORTUNITIES LLC, its General Partner

By:	/s/ Jonathan Kalikow
Name:	Jonathan Kalikow
Title:	Authorized Signer

GRE LENDING OPPORTUNITIES LLC

By:	/s/ Jonathan Kalikow
Name:	Jonathan Kalikow
Title:	Authorized Signer

GAMMA REAL ESTATE LLC

By:	/s/ Jonathan Kalikow
Name:	Jonathan Kalikow
Title:	Authorized Signer